Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

September 30, 2023 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF SEPTEMBER 30, 2023
(UNAUDITED)

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of September 30, 2023, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	September 30,		December 31,
	2023	2022	2022
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
Non-current assets
Investments in investees	$1,143,793	$1,351,770	$1,281,462
Restricted cash	11,103	18,396	20,888
	1,154,896	1,370,166	1,302,350
Current assets
Cash and cash equivalents	33,954	25,332	18,810
Restricted cash	23,800	—	—
	57,754	25,332	18,810
Total assets	$1,212,650	$1,395,498	$1,321,160

EQUITY	$820,518	$1,079,833	$993,380
Non-current liabilities
Debentures and bonds payable, net	281,822	310,184	316,276
Current liabilities
Accounts payable and accrued liabilities	4,382	2,659	5,759
Debentures and bonds payable, net	98,184	—	—
Other liabilities	3,119	—	3,115
Due to Owner	4,625	2,822	2,630
	110,310	5,481	11,504
Total liabilities	392,132	315,665	327,780
Total equity and liabilities	$1,212,650	$1,395,498	$1,321,160

The accompanying notes are an integral part of the condensed interim financial data.

November 21, 2023	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2023	2022	2023	2022	2022
	Unaudited				Audited
	U.S. dollars in thousands

Share of (loss) profit from investees, net	$(134,873)	$81,253	$19,589	$40,633	$14,984
Asset management fees to affiliate	(7,953)	(9,722)	(2,523)	(3,407)	(12,348)
General and administrative expenses	(3,847)	(4,277)	(172)	(1,363)	(4,100)
Operating (loss) income	(146,673)	67,254	16,894	35,863	(1,464)
Finance expense	(15,906)	(12,603)	(6,723)	(4,760)	(17,281)
Finance income	392	6	368	2	11
Foreign currency transaction adjustments, net	(4,675)	37,100	(1,122)	6,003	29,038
Net (loss) income	$(166,862)	$91,757	$9,417	$37,108	$10,304
Total comprehensive (loss) income	$(166,862)	$91,757	$9,417	$37,108	$10,304

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2023	2022	2023	2022	2022
	Unaudited				Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net (loss) income for the period	$(166,862)	$91,757	$9,417	$37,109	$10,304
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Share of loss (profit) from investees	134,873	(81,253)	(19,590)	(40,634)	(14,984)
Finance expense	15,906	12,603	6,723	4,760	17,281
Distribution from (to) investees, net	(352)	16,889	(1,623)	(1,971)	11,948
Foreign currency transaction adjustments, net	4,675	(37,100)	1,122	(6,003)	(29,038)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(211)	1,202	(157)	147	1,017
Restricted cash for operational expenditures	(3,925)	(12,190)	(1,602)	(11,794)	(14,404)
Due to Owner	1,995	743	(479)	(2,722)	551
Net cash (used in) provided by operating activities	(13,901)	(7,349)	(6,189)	(21,108)	(17,325)
Cash flows from investing activities
Distribution to investees, net	3,148	(25,865)	(14,450)	(2,809)	(16,885)
Purchase of foreign currency derivatives	(100,327)	—	(33,187)	—	—
Proceeds from disposition of foreign currency derivatives	71,027	—	21,851	—	—
Release of deposit on foreign currency derivatives	2,777	—	2,777	—	—
Net cash used in investing activities	(23,375)	(25,865)	(23,009)	(2,809)	(16,885)
Cash flows from financing activities
Proceeds from (payments on) debentures and bonds payable, net	92,136	90,953	92,136	(35)	90,954
Payments of deferred financing costs	(4,014)	(1,930)	(4,014)	(11)	(1,930)
Interest paid	(12,948)	(11,912)	(6,292)	(6,684)	(12,835)
Funding of restricted cash for debt service obligations	(16,640)	(1,877)	(16,978)	—	(1,877)
Distribution to Owner	(5,731)	(20,000)	(3,731)	—	(25,000)
Net cash provided by (used in) financing activities	52,803	55,234	61,121	(6,730)	49,312
Effect of exchange rate changes on cash and cash equivalents	(383)	(2,825)	(325)	(354)	(2,429)
(Decrease) increase in cash	15,144	19,195	31,598	(31,001)	12,673
Cash, beginning of the period	18,810	6,137	2,356	56,333	6,137
Cash, end of the period	$33,954	$25,332	$33,954	$25,332	$18,810

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

NOTE 1:    BASIS OF PREPARATION
Separate financial information is prepared in a condensed format as of September 30, 2023 and for the nine and three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2022 and for the year then ended and the information accompanying notes (hereinafter - the annual consolidated financial statements).
As of September 30, 2023, the Company had a working capital shortfall of $52.6 million, primarily attributed to the debentures principal payment maturing in the year following the date of the statement of financial position. The Company intends to make the debentures principal payment from distribution from investees and there are no limitations on the Company's ability to withdraw funds from the investees. Accordingly, the Company and the board of directors does not view the working capital shortfall as a liquidity problem.
NOTE 2:    SIGNIFICANT EVENT DURING THE REPORTING PERIOD
Series B Debentures
The Series B Debentures contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of September 30, 2023, the Company was in compliance with all covenants under the deed of trust of the Series B Debentures; (i) Consolidated Equity Capital of the Company as of September 30, 2023 was $820.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 58%; (iii) the Adjusted NOI was $73.8 million for the trailing twelve months ended September 30, 2023; and (iv) the consolidated scope of projects was $0 as of September 30, 2023.
Series C Bonds
The Series C Bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); and (iii) the Loan to Collateral Ratio shall not exceed 75%. As of September 30, 2023, the Company was in compliance with all covenants under the deed of trust of the Series C Bonds; (i) Consolidated Equity Capital of the Company as of September 30, 2023 was $820.5 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 58%; and (iii) the Loan to Collateral Ratio was 39% for the trailing twelve months ended September 30, 2023.
Additionally, of the Series C Bonds proceeds, 61.8 million Israeli new Shekels (approximately $16.2 million as of September 30, 2023) were held on deposit for obligations related to the Series B Debentures.
NOTE 3:    SUBSEQUENT EVENT
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.
On November 21, 2023, the Company’s board of directors approved a distribution of dividend in the amount of $3.0 million to the Owner.

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